Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Celsion Corporation
Columbia, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2009 relating to the financial statements in Celsion Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company
Baltimore, Maryland
April 3, 2009